UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

The information contained in Item 3.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

On November 21, 2016, Pacific Health Care Organization, Inc. (the “Company”) agreed to sell 1,000 restricted shares of its Series A Preferred Stock to Tom Kubota, the Company’s Chief Executive Officer and Chairman of the Board, for $9,000.  The shares of Series A Preferred Stock will be issued following filing of the Certificate of Designation of Rights, Privileges and Preferences of the Series A Preferred Stock with the Utah Division of Corporations & Commercial Code.  No underwriting discounts or commissions were paid to any party in connection with this transaction.  The sale of Series A Preferred Stock to Mr. Kubota was made without registration pursuant Section 4(a)(2) of the Securities Act of 1933, as amended.

The Series A Preferred Stock is convertible to Common Stock of the Company on a one-share for one-share basis, based on the number of shares of Series A Preferred Stock converted and not the number of votes represented by such converted shares of Series A Preferred Stock.  The Series A Preferred Stock is convertible only by the holder thereof and is convertible at any time.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles of Incorporation of the Company, as amended, authorize 5,000,000 shares of $0.001 par value preferred stock, which may be issued in one or more series, with designation, rights and privileges of such preferred stock to be set by the Board of Directors of the Company from time to time.  On November 21, 2016, the Board of Directors of the Company approved a Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock and authorized the Company’s officers to file such with the Utah Division of Corporations and Commercial Code to create the Series A Preferred Stock.

The Series A Preferred Stock has a par value of $0.001 and consists of 10,000 shares.  The holders of Series A Preferred Stock are entitled to vote with the Common Stock holders on all matters brought for approval of the Common Stock holders.  In connection with any such matter, each outstanding share of Series A Preferred Stock is entitled to 20,000 votes of Common Stock of the Company.

In the event of a liquidation, dissolution or winding up of the Company, the Series A Preferred Stock shall rank in parity with the Company’s Common Stock.  Holders of Series A Preferred Stock are entitled to receive dividends, when, as and if declared by the Board of Directors.  The Series A Preferred Stock shall rank in parity with the Company’s Common Stock as to any dividends.

In the event that the Company (a) declares a dividend on its Common Stock payable in Common Stock, (b) subdivides its outstanding Common Stock (by forward split or otherwise) into a greater number of shares of Common Stock, (c) combines its outstanding Common Stock (by reverse split or otherwise) into a smaller number of shares of Common Stock, or (d) issues any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of shares of Series A Preferred Stock shall be adjusted on the same terms and conditions as the Common Stock.

At any time, and from time to time, a holder of Series A Preferred Stock has the right, but not the obligation to convert all or any portion of his, her, or its shares of Series A Preferred Stock into Common Stock on a one-share for one-share basis, based on the number of shares of Series A Preferred Stock converted, and not the number of votes represented by the number of shares of Series A Preferred Stock converted.

The description of the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock and the rights, privileges and preferences of the Series A Preferred Stock holders, are summaries only and are qualified in their entirety by reference to the terms of the Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock, a copy of which is attached as Exhibit 3.01 to the Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.01	Certificate of Designation of Rights, Privileges and Preferences of Series A Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: November 22, 2016	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer